SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of December 19, 2006, by and among Jinpan International Limited, a British Virgin Islands corporation, with its principal offices at c/o Hainan Jinpan Electric Company, 4-1 No. 100 Nanhai Avenue, Jinpan Development Area, Haikou, Hainan 570216 P.R.C. (the "Company"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "Buyer" and collectively, the "Buyers").

WHEREAS:

A.  The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"), and Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the 1933 Act.

B.  Each Buyer wishes to purchase on a several and not joint basis, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate number of common shares, par value $0.018 per share, (the "Common Stock") of the Company, set forth opposite such Buyer's name in column (3) on the Schedule of Buyers (which aggregate amount for all Buyers together with the Other Buyers (as defined below) shall be 1,297,739 shares of Common Stock (being 19.9% of the issued and outstanding shares of Common Stock) and shall collectively be referred to herein as, the "Common Shares") .

C.  Contemporaneously with this execution and delivery of this Agreement, the Company will execute and deliver one or more Securities Purchase Agreements (the "Other Securities Purchase Agreements") with other buyers of Common Shares (the "Other Buyers") each of such Other Securities Purchase Agreement will be substantially similar to this Agreement.

D.  Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement") pursuant to which the Company has agreed to provide certain registration rights with respect to the Common Shares under the 1933 Act and the rules and regulations promulgated thereunder and applicable state securities laws.

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1.	PURCHASE AND SALE OF COMMON SHARES

(a)  Purchase of Common Shares.

Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, shall purchase from the Company on the Closing Date (as defined below), the number of Common Shares as is set forth opposite such Buyer's name in column (3) on the Schedule of Buyers (the "Closing").

(i)  Closing. The date and time of the Closing (the "Closing Date") shall be 10:00 a.m., New York City time, on such date as is mutually agreed to by the Company and the Buyers after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below at the offices of Troutman Sanders LLP, 405 Lexington Avenue, New York, New York 10174 or such other location as is mutually agreed by the Company and the Buyers of a majority in interest of the Common Shares.

(ii)  Purchase Price. The aggregate purchase price for the Common Shares to be purchased by each Buyer at the Closing (the "Purchase Price") shall be the amount set forth opposite each Buyer's name in column (4) of the Schedule of Buyers.

(b)  Form of Payment. On the Closing Date, (i) immediately after each Buyer is delivered the Common Shares contemplated in clause (ii) below, each Buyer shall pay its Purchase Price to the Company for the Common Shares to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions and (ii) the Company shall deliver to each Buyer certificates representing the Common Shares (allocated in the amounts as such Buyer shall request) which such Buyer is then purchasing hereunder, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

2.	BUYER'S REPRESENTATIONS AND WARRANTIES.

Each Buyer hereby as to itself and for no other Buyer, represents and warrants to the Company:

(a)  No Public Sale or Distribution. Such Buyer is acquiring the Common Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Common Shares for any minimum or other specific term and reserves the right to dispose of the Common Shares at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act and pursuant to the applicable terms of the Transaction Documents (as defined in Section 3(b)). Such Buyer is acquiring the Common Shares hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Entity (each a, “Person”) to distribute any of the Common Shares. Other than Equity Strategies Opportunity Fund, Such Buyer is not a broker-dealer registered with the SEC under the Securities Exchange Act of 1934, as amended ( the “1934 Act”), or an entity engaged in a business that would require it to be so registered as a broker-dealer.

(b)  Accredited Investor Status. At the time such Buyer was offered the Common Shares, it was, and at the date hereof it is, an "accredited investor" as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(5), (a)(6), (a)(7) or (a)(8) under the 1933 Act.

(c)  Reliance on Exemptions. Such Buyer understands that the Common Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Common Shares.

(d)  Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Common Shares that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained herein. Such Buyer understands that its investment in the Common Shares involves a high degree of risk and is able to afford a complete loss of such investment. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Common Shares. Such Buyer has not relied on any information or advice furnished by or on behalf of the Agent (as defined below) or by counsel to the Company in connection with the transactions contemplated hereby.

(e)  No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Common Shares or the fairness or suitability of the investment in the Common Shares nor have such authorities passed upon or endorsed the merits of the offering of the Common Shares.

(f)  Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Common Shares have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in form, scope and substance reasonably acceptable to the Company and its counsel, to the effect that such Common Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Common Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, "Rule 144"); (ii) any sale of the Common Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Common Shares under circumstances in which the seller (or the Person (as defined in Section 3(q)) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Common Shares under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Common Shares may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Common Shares and such pledge of Common Shares shall not be deemed to be a transfer, sale or assignment of the Common Shares hereunder, and no Buyer effecting a pledge of Common Shares shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document (as defined in Section 3(b)), including, without limitation, this Section 2(f).

(g)  Legends. Such Buyer understands that the certificates or other instruments representing the Common Shares, until such time as the resale of the Common Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Common Shares, except as set forth below, shall bear any legend as required by the "blue sky" laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE COMMON SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE COMMON SHARES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE COMMON SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY AND ITS COUNSEL, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE COMMON SHARES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE COMMON SHARES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Common Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at DTC (as in Section 5(a)), unless otherwise required by state securities laws within three Trading Days (as defined below) after, (i) such Common Shares are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of a law firm reasonably acceptable to the Company, in form, scope and substance reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Common Shares may be made without registration under the applicable requirements of the 1933 Act, (iii) following any sale, assignment or other transfer of the Common Shares pursuant to Rule 144 or if the Common Shares are eligible for sale assignment or other transfer under Rule 144(k).

(h)  Validity; Enforcement. Each Buyer is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and has all requisite power and authority to enter into this Agreement and the Registration Rights Agreement and consummate the transactions contemplated hereby and thereby. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (ii) equitable principles relating to the availability of specific performance, injunctive relief and other equitable remedies.

(i)  No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the Registration Rights Agreement and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(j)  Residency. Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

(k)  General Solicitation. Such Buyer is not purchasing the Common Shares as a result of any advertisement, article, notice or other communication regarding the Common Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any general advertisement.

(l)  Experience of Such Buyer.Such Buyer has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Common Shares, and has so evaluated the merits and risks of such investment. Such Buyer is able to bear the economic risk of an investment in the Common Shares and, at the present time, is able to afford a complete loss of such investment.

(m)  Brokers and Finders.No Person will have, as a result of the transactions contemplated by the Transaction Documents (as defined below), any valid right, interest or claim against or upon the Company or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding with a placement agent entered into by or on behalf of such Buyer.

(n)  Prohibited Transactions.Since the time when such Buyer was first contacted by the Company or the Agent regarding the transactions contemplated hereby, neither such Buyer nor any Person acting on behalf of or pursuant to any understanding with such Buyer (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock, granted any other right (including without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Common Shares (each, a “Prohibited Transaction”), and neither such Buyer nor its Trading Affiliates will enter into a Prohibited Transaction after the date hereof until the transactions contemplated hereby are announced pursuant to the 6-K Filing set forth in Section 4(i) hereof. Notwithstanding the foregoing, with respect to LB I Group Inc., the representation contained in this Section 2(n) shall only apply to the Equities Strategies Opportunity Fund, as currently configured, of Lehman Brothers Inc., and shall not apply to any other affiliate, subsidiary, business unit, area, group or division of Lehman Brothers Inc.

(o)  Acknowledgement.Such Buyer acknowledges and agrees that the foregoing representations, warranties, covenants and acknowledgments are made by it with the intention that they may be relied upon by the Company and its agents and legal counsel in determining its eligibility or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase the Common Shares under the applicable securities legislation. Such Buyer further agrees that by accepting delivery of the Common Shares at the Closing Date, it shall be representing and warranting that the foregoing representations and warranties are true and correct as at the Closing Date with the same force and effect as if they had been made by such Buyer at the Closing Date and that they shall survive the purchase by such Buyer of the Common Shares and still continue in full force and effect notwithstanding any subsequent disposition by such Buyer of the Common Shares. The Company and its counsel shall be entitled to rely on the representations and warranties of such Buyer contained in this paragraph.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to each of the Buyers that:

(a)  Organization and Qualification. Each of the Company and its "Subsidiaries" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns a majority in voting power of the capital stock or equity or similar interests) are entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are formed, and have the corporate power and authorization to own their properties and to carry on their business in all material respects as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations or condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby and the other Transaction Documents or on the authority or ability of the Company to perform its obligations under the Transaction Documents. The Company has no Subsidiaries except as set forth on Schedule 3(a).

(b)  Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Other Securities Purchase Agreements, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5) and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement and the Other Securities Purchase Agreements (collectively, the "Transaction Documents") and to issue the Common Shares in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Common Shares have been duly authorized by the Company's Board of Directors and no further filing, consent or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (ii) equitable principles relating to the availability of specific performance, injunctive relief and other equitable remedies.

(c)  Issuance of Common Shares. The Common Shares are duly authorized and, when issued and paid for in accordance with the terms hereof, shall be validly issued and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof and the Common Shares shall be fully paid and nonassessable with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement, the offer and issuance by the Company of the Common Shares is exempt from registration under the 1933 Act.

(d)  No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Shares) will not (i) result in a violation of the Company’s Memorandum and Articles of Association (as defined in Section 3(p)) or any Subsidiary’s certificate of incorporation, bylaws or other organizational or charter documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries are a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the American Stock Exchange (the "Principal Market") applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except for any such violation set forth in clauses (ii) or (iii) above as could not reasonably be expected to result in Material Adverse Effect.

(e)  Consents. Except for the registration of the Common Shares under the 1933 Act pursuant to the Registration Rights Agreement, the filing of a Form 6-K with the SEC describing the terms of the transactions contemplated by the Transaction Documents, the filing of Form D, any filings required to be made under state or “blue sky” securities laws, and any required filings or notifications regarding the issuance or listing of additional securities with the Principal Market, neither the Company nor any Subsidiary, is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof other than such as have been made or obtained on or prior to the Closing Date and the Company and its Subsidiaries have no knowledge of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence. The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts that would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future. As used herein, “knowledge” of the Company and/or its Subsidiaries means the actual knowledge as of the time a representation is made by any officer (as defined in Rule 16a-1 under the 1934 Act) of the Company after due inquiry.

(f)  Acknowledgment Regarding Buyer's Purchase of Common Shares. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Common Shares. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(g)  No General Solicitation; Placement Agent's Fees. Neither the Company, nor any of Subsidiaries or its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Common Shares. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Company acknowledges that it has engaged Jefferies & Company, Inc. as placement agent (the "Agent") in connection with the sale of the Common Shares. Other than the Agent, the Company has not engaged any placement agent or other agent in connection with the sale of the Common Shares.

(h)  No Integrated Offering. Assuming the accuracy of the Buyers' representations and warranties set forth in Section 2 hereof, none of the Company, its Subsidiaries, any of its affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Common Shares under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Common Shares to require approval of stockholders of the Company for purposes of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the issuance of any of the Common Shares under the 1933 Act or cause the offering of the Common Shares to be integrated with other offerings for purposes of any such applicable stockholder approval provisions.

(i)  Application of Takeover Protections; Rights Agreement. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Memorandum and Articles of Association (as defined in Section 3(p)) or the laws of the British Virgin Islands which are or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Common Shares and any Buyer's ownership of the Common Shares. The Company and its Board of Directors have taken all necessary action in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(j)  SEC Documents; Financial Statements. Since December 31, 2004 (the "Reporting Period"), the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed during the Reporting period or prior to the date of the Closing and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). The Company has made available to the Buyers or their respective representatives true, correct and complete copies of the SEC Documents not available on the SEC’s EDGAR system, if any. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(k)  Absence of Certain Changes. Since December 31, 2005, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), or results of operations or prospects of the Company or its Subsidiaries. Except as disclosed in Schedule 3(k), since January 1, 2006, the Company has not declared or paid any dividends. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent. For purposes of this Section 3(k), "Insolvent" means, with respect to any Person (i) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (ii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature, (iii) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is currently proposed to be conducted or (iv) the present saleable value of such person's assets is less than the amount required to pay such Person's total Indebtedness (as defined in Section 3(q)).

(l)  Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its Memorandum and Articles of Association, certificate or articles of incorporation or bylaws. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, except for violations which would not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances which would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. Since February 27, 1998, the Common Stock has been included for listing on the Principal Market. During the two years prior to the date hereof, (i) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (ii) except as disclosed in Schedule 3(l), the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(m)  Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(n)  Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(o)  Transactions With Affiliates. None of the officers, or directors, or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, consultants, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner. The Company will use a portion of the proceeds from the sale of the Common Shares to purchase an interest in Hainan Jinpan Electric Company Limited as described in Schedule 3(o).

(p)  Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (x) 20,000,000 shares of Common Stock, of which as of the date hereof, 6,821,246 shares are issued and outstanding, 795,000 shares are reserved for issuance pursuant to the Company's stock incentive plan and other options and warrants outstanding and no shares are reserved for issuance pursuant to securities exercisable or exchangeable for, or convertible into, shares of Common Stock, and (y) 1,000,000 shares of preferred stock, of which as of the date hereof, 6,111 shares are issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as set forth above in this Section 3(p) and below in Section 3(q): (i) none of the Company's capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreement); (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Common Shares; (viii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and (ix) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or its Subsidiaries' respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect. The Company made available to the Buyers true, correct and complete copies of the Company's Memorandum and Articles of Association, as amended and as in effect on the date hereof (the "Memorandum and Articles of Association"), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.

(q)  Indebtedness and Other Contracts. Except as disclosed in Schedule 3(q), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect. For purposes of this Agreement: (x) "Indebtedness" of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) "capital leases" in accordance with generally accepted accounting principles (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(r)  Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company's or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise.

(s)  Insurance. The Company and each of its Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its respective business at a cost that would not have a Material Adverse Effect.

(t)  Employee Relations.

(i)  Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. No executive officer (as defined in Rule 501(f) of the 1933 Act) of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company any such Subsidiary or otherwise terminate such officer's employment with the Company or any such Subsidiary. No executive officer of the Company or any of its Subsidiaries, to the knowledge of the Company, is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

(ii)  The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(u)  Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(v)  Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, service marks and all applications and registrations therefor, trade names, patents, patent rights, copyrights, original works of authorship, inventions, trade secrets and other intellectual property rights ("Intellectual Property Rights") necessary to conduct its business as conducted on the date of this Agreement, except for such Intellectual Property Rights, the inability to use would not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries have infringed upon any Intellectual Property Rights or other Property Rights of others which could reasonably be expected to result in a Material Adverse Effect. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or its Subsidiaries regarding (i) its Intellectual Property Rights, or (ii) that the products or services of the Company infringe the Intellectual Property Rights of others. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property Rights.

(w)  Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(x)  Tax Status. The Company and each of its Subsidiaries (i) have made or filed all material foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) have materially paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company have no knowledge of any basis for any such claim.

(y)  Internal Accounting and Disclosure Controls. Except as set forth in the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2005, with respect to material weaknesses in the Company’s internal control over financial reporting, the Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the 1934 Act) that are effective in ensuring that are designed to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC including, without limitation, controls and procedures designed in to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Except as set forth on Schedule 3(y), during the twelve months prior to the date hereof neither the Company nor any of its Subsidiaries have received any notice or correspondence from any accountant relating to any material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries.

(z)  Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(aa)  Investment Company Status. The Company is not, and upon consummation of the sale of the Common Shares will not be, an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

(bb)  Form F-3 Eligibility. The Company is eligible to register the Common Shares for resale by the Buyers using Form F-3 promulgated under the 1933 Act.

(cc)  Manipulation of Price. The Company has not and no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Common Shares, (ii) other than the Agent, sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Common Shares, or (iii) other than the Agent, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(dd)  Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information other than the terms of, and the existence of, the transactions contemplated hereby. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Buyers regarding the Company, or any of its Subsidiaries, their business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(ee)  Choice of Law.  The choice of the laws of the State of New York as the governing law of this Agreement and the other Transaction Documents is a valid choice of law under the laws of British Virgin Islands and any political subdivision thereof and courts of British Virgin Islands should honor this choice of law.

(ff)  Validity under the Laws of the British Virgin Islands.  Each of this Agreement and the other Transaction Documents are in proper legal form under the laws of the British Virgin Islands and any political subdivision thereof or authority or agency therein for the enforcement thereof against the Company therein and it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement or any of the other Transaction Documents in the British Virgin Islands or any political subdivision thereof or agency therein that any of them be filed or recorded with any court, authority or agency in, or that any stamp, registration or similar taxes or duties be paid to any court, authority or agency of the British Virgin Islands or any political subdivision thereof.

(gg)  Stamp Duty.  Except as has already been paid or authorized for payment, no stamp duty or similar tax or duty is payable under applicable laws or regulations in connection with the creation, issuance or delivery of the Common Shares, the transfer of any of the Common Shares or with respect to the execution and delivery of and performance by the respective parties under this Agreement or any other Transaction Document.

(hh)  Withholding Taxes.  Payments made by the Company to holders under the Common Shares and by the Company to the Buyer under this Agreement will not be subject under the current laws of British Virgin Islands or any political subdivision of any such jurisdiction to any withholdings or similar charges for or on account of taxation.

(ii)  Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Common Shares to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(jj)  U.S. Real Property Holding Corporation. The Company is not, has not ever been, and will not, while any Common Shares are outstanding, become a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon any Buyer's request.

(kk)  Acknowledgement Regarding Buyers' Trading Activity. It is understood and acknowledged by the Company (i) that none of the Buyers have been asked by the Company or its Subsidiaries to agree, nor has any Buyer agreed with the Company or its Subsidiaries, to desist from purchasing or selling, long and/or short, securities of the Company, or "derivative" securities based on securities issued by the Company or to hold the Common Shares for any specified term; (ii) that past or future open market or other transactions by any Buyer, including, without limitation, short sales or "derivative" transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company's publicly-traded securities; (iii) that any Buyer, and counter parties in "derivative" transactions to which any such Buyer is a party, directly or indirectly, presently may have a "short" position in the Common Stock, and (iv) that each Buyer shall not be deemed to have any affiliation with or control over any arm's length counter-party in any "derivative" transaction. The Company further understands and acknowledges that (a) one or more Buyers may engage in hedging and/or trading activities at various times during the period that the Common Shares are outstanding, and (b) such hedging and/or trading activities (if any) could reduce the value of the existing stockholders' equity interests in the Company at and after the time that the hedging and/or trading activities are being conducted.

4.	COVENANTS.

(a)  Material Best Efforts. Each party shall use its material best efforts timely to satisfy each of the covenants and conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b)  Form D and Blue Sky. The Company agrees to file a Form D with respect to the Common Shares as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Common Shares for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Common Shares required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

(c)  Reporting Status. Until the date on which the Investors (as defined in the Registration Rights Agreement) shall have sold all the Common Shares (the "Reporting Period"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

(d)  Use of Proceeds. The Company will use the proceeds from the sale of the Common Shares (i) for capital expenditures, (ii) to purchase the minority shareholder’s interest in Hainan Jinpan Electric Company Limited as described in Schedule 3(o) and (iii) for general corporate purposes.

(e)  Financial Information. The Company agrees to send the following to each Investor (as defined in the Registration Rights Agreement) during the Reporting Period unless the following are filed with the SEC through its EDGAR system and are available to the public through the EDGAR system, within three (3) Business Days after the filing thereof with the SEC, a copy of its Annual Reports on Form 20-F, any interim reports or any consolidated balance sheets, income statements, stockholders' equity statements and/or cash flow statements for any period other than annual, any reports on Form 6-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act. As used herein, "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f)  Listing. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement), once they have been issued, upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stock's authorization for listing on the Principal Market. The Company shall not take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

(g)  Fees. Subject to Section 8 below, at Closing, the Company shall pay to Hudson Bay Fund, LP or its designee(s) all reasonable legal fees and disbursements incurred in connection with the transactions contemplated by the Transaction Documents in an amount not to exceed $15,000, which amount, in whole or in part, may be withheld by Hudson Bay Fund, LP from its Purchase Price at the Closing. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or broker's commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Agents. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Common Shares to the Buyers.

(h)  Pledge of Common Shares. The Company acknowledges and agrees that the Common Shares may be pledged by an Investor (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Common Shares. The pledge of Common Shares shall not be deemed to be a transfer, sale or assignment of the Common Shares hereunder, and no Investor effecting a pledge of Common Shares shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(f) of this Agreement; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(f) of this Agreement in order to effect a sale, transfer or assignment of Common Shares to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Common Shares may reasonably request in connection with a pledge of the Common Shares to such pledgee by an Investor.

(i)  Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York City time, on the first Business Day following the date of this Agreement, the Company shall issue a press release and file a report on Form 6-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement and the form of the Registration Rights Agreement) as exhibits to such filing (including all attachments, the "6-K Filing"). From and after the filing of the 6-K Filing with the SEC, no Buyer shall be in possession of any material, nonpublic information received from the Company or any of its officers, directors, employees or agents, that is not disclosed in the 6-K Filing. The Company shall not, and shall cause its officers, directors, employees and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company from and after the filing of the 6-K Filing with the SEC without the express written consent of such Buyer. If a Buyer has, or believes it has, received any such material, nonpublic information regarding the Company, it shall provide the Company with written notice thereof. The Company shall, within two (2) trading days of receipt of such notice, make public disclosure of such material, nonpublic information. Neither the Company nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 6-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of any applicable Buyer, neither the Company nor any affiliates shall disclose the name of such Buyer in any filing, announcement, release or otherwise other than in connection with the Registration Statement (as defined in the Registration Rights Agreement), as contemplated by the Registration Rights Agreement, unless such disclosure is required by law, regulation or the Principal Market.

(j)  Variable Securities. For so long as any Common Shares are outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price.

(k)  Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(l)  Restrictions on Sale of Common Stock. During a period of 30 days from the Effective Date (as defined in the Registration Rights Agreement), the Company will not, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Common Shares to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the Closing Date hereof, or (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans or employee stock purchase plans of the Company.

(m)  Limit on Number of Common Shares. The Company will not be obligated to issue and the Buyers will not be obligated to purchase any Common Shares which would result in the issuance under this Securities Purchase Agreement of more than nineteen and nine-tenths percent (19.9%) of the issued and outstanding shares of Common Stock.

(n)  Additional Issuances of Securities.

(i)  For purposes of this Section 4(n), the following definitions shall apply.

(1)  "Convertible Securities" means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

(2)  "Options" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(3)  "Common Stock Equivalents" means, collectively, Options and Convertible Securities.

(4)  "Excluded Securities" means any Common Stock issued or issuable: (i) in connection with any Approved Stock Plan; (ii) pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter which generates gross proceeds to the Company in excess of $20 million (other than an "at-the-market offering" as defined in Rule 415(a)(4) under the 1933 Act and "equity lines"); (iii) upon conversion of any Options or Convertible Securities which are outstanding on the day immediately preceding the date hereof, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the date hereof; and (iv) in connection with any strategic acquisition or transaction by the Company, whether through an acquisition of stock or a merger of any business, assets or technologies the primary purpose of which is not to raise equity capital.

(5)  "Trading Day" means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(ii)  From the date hereof until the date that is ninety (90) Trading Days following the Effective Date (as defined in the Registration Rights Agreement) (the "Trigger Date"), the Company will not, directly or indirectly, file any registration statement with the SEC other than the Registration Statement (as defined in the Registration Rights Agreement). From the date hereof until the Trigger Date, the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries' equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a "Subsequent Placement").

(iii)  From the Trigger Date until the third anniversary of the Closing Date, the Company will not, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 4(n)(iii).

(1)  The Company shall deliver to each Buyer an irrevocable written notice (the "Offer Notice") of any proposed or intended issuance or sale or exchange (the "Offer") of the securities being offered (the "Offered Securities") in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Buyers at least twenty five percent (25%) of the Offered Securities, allocated among such Buyers (a) based on such Buyer's pro rata portion of the aggregate principal amount of Notes purchased hereunder (the "Basic Amount"), and (b) with respect to each Buyer that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Buyers as such Buyer shall indicate it will purchase or acquire should the other Buyers subscribe for less than their Basic Amounts (the "Undersubscription Amount"), which process shall be repeated until the Buyers shall have an opportunity to subscribe for any remaining Undersubscription Amount.

(2)  To accept an Offer, in whole or in part, such Buyer must deliver a written notice to the Company prior to the end of the tenth (10th) Business Day after such Buyer's receipt of the Offer Notice (the "Offer Period"), setting forth the portion of such Buyer's Basic Amount that such Buyer elects to purchase and, if such Buyer shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Buyer elects to purchase (in either case, the "Notice of Acceptance"); provided, however, that such Buyers may not accept an Offer by electing to purchase less than 5% of the Offered Securities on an aggregate basis. If the Basic Amounts subscribed for by all Buyers are less than the total of all of the Basic Amounts, then each Buyer who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the "Available Undersubscription Amount"), each Buyer who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Buyer bears to the total Basic Amounts of all Buyers that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary.

(3)  The Company shall have fifteen (15) Business Days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Buyers (the "Refused Securities"), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer Notice and (ii) to publicly announce (a) the execution of such Subsequent Placement Agreement, and (b) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

(4)  In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(n)(iii)(3) above), then each Buyer may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Buyer elected to purchase pursuant to Section 4(n)(iii)(2) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Buyers pursuant to Section 4(n)(iii)(3) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Buyers in accordance with Section 4(n)(iii)(1) above.

(5)  Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Buyers shall acquire from the Company, and the Company shall issue to the Buyers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4(p)(iii)(3) above if the Buyers have so elected, upon the terms and conditions specified in the Offer. Notwithstanding anything to the contrary contained in this Agreement, if the Company does not consummate the closing of the issuance, sale or exchange of all or less than all of the Refused Securities within fifteen (15) Business Days of the expiration of the Offer Period, the Company shall issue to the Buyers the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4(p)(iii)(4) above if the Buyers have so elected, upon the terms and conditions specified in the Offer. The purchase by the Buyers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Buyers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Buyers and their respective counsel.

(6)  Any Offered Securities not acquired by the Buyers or other persons in accordance with Section 4(n)(iii)(3) above may not be issued, sold or exchanged until they are again offered to the Buyers under the procedures specified in this Agreement.

(7)  The Company and the Buyers agree that if any Buyer elects to participate in the Offer, (x) neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the "Subsequent Placement Documents") shall include any term or provisions whereby any Buyer shall be required to agree to any restrictions in trading as to any securities of the Company owned by such Buyer prior to such Subsequent Placement, and (y) any registration rights set forth in such Subsequent Placement Documents shall be similar in all material respects to the registration rights contained in the Registration Rights Agreement.

(8)  Notwithstanding anything to the contrary in this Section 4(n) and unless otherwise agreed to by the Buyers, the Company shall either confirm in writing to the Buyers that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that the Buyers will not be in possession of material non-public information, by the fifteen (15th) Business Day following delivery of the Offer Notice. If by the fifteen (15th) following delivery of the Offer Notice no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Buyers, such transaction shall be deemed to have been abandoned and the Buyers shall not be deemed to be in possession of any material, non-public information with respect to the Company. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide each Buyer with another Offer Notice and each Buyer will again have the right of participation set forth in this Section 4(n)(iii). The Company shall not be permitted to deliver more than one such Offer Notice to the Buyers in any 60 day period.

(iv)  The restrictions contained in subsections (ii) and (iii) of this Section 4(n) shall not apply in connection with the issuance of any Excluded Securities.

5.	TRANSFER AGENT INSTRUCTIONS.

(a)  Transfer Agent Instructions. The Company represents and warrants that instruction to give effect to Section 2(f) hereof, will be given by the Company to its transfer agent with respect to the Common Shares, and that the Common Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Common Shares in accordance with Section 2(f), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at The Depositary Trust Company (“DTC”) in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment.

(b)  Breach. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

(c)  Additional Relief. If the Company shall fail for any reason or for no reason to issue to such holder unlegended certificates within three (3) Business Days of (x) receipt of documents necessary for the removal of legend set forth above or (y) the date of its obligation to deliver the shares of Common Stock as contemplated pursuant to clause (ii) below (the "Deadline Date"), then, in addition to all other remedies available to the holder, if on or after the trading day immediately following such three Business Day period, the holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder of shares of Common Stock that the holder anticipated receiving from the Company (a "Buy-In"), then the Company shall, within three Business Days after the holder's request and in the holder's discretion, either (i) pay cash to the holder in an amount equal to the holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such certificate (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the holder a certificate or certificates representing such shares of Common Stock and pay cash to the holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the Deadline Date. "Closing Bid Price" means, for any security as of any date, the last closing price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price then the last bid price of such security prior to 4:00:00 p.m., New York City Time, as reported by Bloomberg Financial Markets (“Bloomberg”) , or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holder. If the Company and the holder are unable to agree upon the fair market value of such security, then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the fair market value to an independent, reputable investment bank selected by the Company and approved by the holder or (b) the disputed arithmetic calculation of the fair market value to the Company's independent, outside accountant. The Company shall cause, at its expense, the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, will be binding upon all parties absent demonstrable error. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

6.	CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Common Shares to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i)  Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii)  Such Buyer shall have delivered to the Company the Purchase Price (less, in the case of Hudson Bay Fund, LP, the amounts withheld pursuant to Section 4(g)) for the Common Shares being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii)  The representations and warranties of such Buyer shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

(iv)  No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted or be pending before any court, arbitrator, governmental body, agency or official.

(v)  The sale of the Common Shares by the Company shall not be prohibited by any law or governmental order or regulation.

(vi)  Such Buyer shall have executed and delivered to the Company a cross-receipt with respect to the receipt by such Buyer of a certificate representing the Common Shares issued to such Buyer at the Closing.

7.	CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase the Common Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)  The Company shall have duly executed and delivered to such Buyer (i) each of the Transaction Documents and (ii) the Common Shares (in such amounts as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement.

(ii)  Such Buyer shall have received the opinions of each of Troutman Sanders LLP, Harney Westwood & Riegels and Hainan Haida Pingzheng Law Office, each the Company’s outside counsel, dated as of the Closing Date, in substantially the forms of Exhibits B-1, B-2 and B-3, respectively, attached hereto.

(iii)  The Company shall have delivered to such Buyer a certificate evidencing the existence of the Company in the British Virgin Islands as of a date within 10 days of the Closing Date.

(iv)  The Common Stock (I) shall be listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(v)  The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company's Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Memorandum and Articles of Association as in effect on the Closing Date, in the form attached hereto as Exhibit C.

(vi)  The representations and warranties of the Company contained in Section 3 shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit D.

(vii)  The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Common Shares.

(viii)  The Agent shall have received a lock-up agreement substantially in the form of Exhibit E hereto duly executed by each officer (as defined in Rule 16a-1 under the 1934 Act) and director of the Company.

(ix)  The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit F attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company's transfer agent.

(x)  Contemporaneously with the Closing, the Company shall have raised no less than $20 million pursuant to the transactions contemplated hereby.

(xi)  The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

8.    TERMINATION. In the event that the Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

9.	MISCELLANEOUS.

(a)  Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

(b)   Dispute Resolution.  Any dispute between the parties hereto shall be finally resolved by arbitration in accordance with the Rules of the International Chamber of Commerce, by three (3) arbitrators appointed in accordance with the said rules.  The decision of the arbitrators shall be final, binding on the parties, and not subject to appeal.  The language of the arbitration shall be English and the place of arbitration shall be New York.  The parties hereby expressly waive any right of appeal to any court having jurisdiction on any question of fact or law. Without prejudice to the other provisions of this Agreement, no party shall be entitled to suspend its performance of this Agreement by reason only of the reference of any matter or dispute to an arbitral tribunal.

(c)  Jurisdiction; Jury Trial: Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The Company hereby appoints Jinpan International (USA) Limited with offices at 560 Sylvan Avenue, Englewood Cliffs, New Jersey 07632, as its agent for service of process in New York. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(d)  Judgment Currency.  The Company agrees to indemnify the Buyers against any loss incurred by the Buyers as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which the Buyers are able to purchase United States dollars with the amount of the Judgment Currency actually received by the Buyers.  The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.  The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

(e)  Waiver of Immunities. To the extent that the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, or from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to their obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or any additional agreement, the Company hereby irrevocably and unconditionally, to the extent permitted by applicable law, waives and agrees not to plead or claim any such immunity and consents to such relief and enforcement.

(f)  Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(g)  Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(h)  Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(i)  Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of Common Shares representing at least a majority of the amount of the Common Shares, or, if prior to the Closing Date, the Buyers listed on the Schedule of Buyers as being obligated to purchase at least a majority of the amount of the Common Shares. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Common Shares then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents or holders of Common Shares. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

(j)  Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Jinpan International Limited
c/o Hainan Jinpan Special Electric Company
4-1 No. 100 Nanhai Avenue
Jinpan Development Area
Haikou, Hainan 570216 P.R.C.
Telephone: (86) 898-6681-1301
Facsimile: (86) 898-6681-3519
Attention:  Tammy Tan

with a copy to:

Jinpan International (USA) Limited
650 Sylvan Avenue
Englewood Cliffs, NJ 07632
Telephone: (201) 227-0680
Facsimile: (201) 227-0685
Attention: Mark Du

Troutman Sanders LLP
405 Lexington Avenue
New York, NY 10174
Telephone:  (212) 704-6000
Facsimile: (212) 704-6288
Attention:  Henry I. Rothman

If to the Transfer Agent:

American Stock Transfer & Trust Company
59 Maiden Lane
New York, NY 10038
Telephone: (212) 936-5100
Facsimile: (718) 921-8327
Attention: Marianela Patterson

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

With a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Telephone: (212) 756-2000
Facsimile: (212) 593-5955
Attention: Eleazer N. Klein, Esq.

(k)  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Common Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the aggregate number of Registrable Securities issued and issuable hereunder, including by way of a Fundamental Transaction. A Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights. A merger or sale of the Company shall not be deemed to be an assignment for the purposes of this section. For purposed of this Section "Fundamental Transaction" means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey, or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), (v) reorganize, recapitalize or reclassify its Common Stock, or (vi) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or will become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

(l)  No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(m)  Reliance by the Agent. The parties agree and acknowledge that the Agent may rely on the representations, warranties, agreements and covenants of the Company contained in this Agreement and may rely on the representations and warranties to the respective Buyer set forth in this Agreement as if such representations, warranties, agreements and covenants, as applicable, were made directly to the Agent. The parties further agree that the Agent may relay on or, if the Agent so requests, be specifically named as an addressee of, the legal opinions to be delivered pursuant to this Agreement. In addition, no representation, warranty or covenant, express or implied, is or will be made by the Agent with respect to the Company or the transactions contemplated by this Agreement; and no responsibility of any kind exists with the Agent with resepct to the completeness or accuracy of, or any other matter concerning, any other information made or provided by the Company or its representatives to the Buyer (as to diligence matters or otherwise) or with respect to any statements made regarding any such information by the Company, its representatives or the Agent to the Buyers.

(n)  Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers in Sections 2 and 3, and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing until the expiration of the applicable statute of limitations. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(o)  Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(p)  Indemnification. In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Common Shares thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Common Shares and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Common Shares, or (iii) the status of such Buyer or holder of the Common Shares as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(p) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

(q)  No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(r)  Remedies. Each Buyer and each holder of the Common Shares shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(s)  Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(t)  Independent Nature of Buyers' Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer confirms that it has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

JINPAN INTERNATIONAL LIMITED

By:
Name: Title:

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above. The Buyer, intending to be legally bound, hereby executes and delivers to the Company this signature page to the Securities Purchase Agreement and authorizes the Company to attach it to the counterpart of the Securities Purchase Agreement executed or to be executed by the Company, which when so attached shall be considered effective and one and the same agreement.

PURCHASER

(Insert full legal name that the Purchaser desires to appear on the stock certificate and warrant as the registered holder)

By:
Name:
Title:

Address for Notice:	With a copy to:

Facsimile No:	Facsimile No:
Attention:	Attention:

Jurisdiction of Domicile:

Taxpayer Identification Number:

Purchase Price:	$

Number of Shares:

SCHEDULE OF BUYERS

(1) Buyer	(2) Address and Facsimile Number	(3) Number of Common Shares	(4) Purchase Price	(5) Legal Representative's Address and Facsimile Number
Silver Oak Capital LLC	245 Park Avenue 26th Floor New York, NY 10167 Fax: (212) 867-6395 Attn: Gary I Wolf	157,895	$3,000,005	Paul, Weiss, Rifkins, Wharton & Garrison LLP 1285 Avenue of Americas New York, NY 10019 Fax: (212) 492-0436 Attn: Doug Cifu
Crestview Capital Master LLC	Crestview Capital Master LLC 95 Revere Drive, Suite D Northbrook, IL 60062 Fax: (847) 659-5807 Attn: Madonna Breck / Adam Blonsky	63,158	$1,200,002
Cranshire Capital LP	3100 Dundee Road, Suite 703 Northbrook, IL 60062 Fax: (847) 562-9031 Attn: Mitchell P. Kopin	63,158	$1,200,002
Enable Growth Partners LP	One Ferry Building Suite 255 San Francisco, CA 94111 Fax: (415) 677-1580 Attn: Brendan O'Neil	178,947	$3,399,993
Enable Opportunity Partners LP	One Ferry Building Suite 255 San Francisco, CA 94111 Fax: (415) 677-1580 Attn: Brendan O'Neil	21,053	$400,007
Pierce Diversified Strategy Master Fund	One Ferry Building Suite 255 San Francisco, CA 94111 Fax: (415) 677-1580 Attn: Brendan O'Neil	10,526	$199,994
Convergent Long Short Opportunity Fund	98 Cuttermill Rd Suite 370S Great Neck, NY 11021 Fax: (516) 570-1201 Attn: Allan Rothstein	26,500	$503,500

(1) Buyer	(2) Address and Facsimile Number	(3) Number of Common Shares	(4) Purchase Price	(5) Legal Representative's Address and Facsimile Number
Hedge Capital Partners	98 Cuttermill Rd Suite 370S Great Neck, NY 11021 Fax: (516) 570-1201 Attn: Allan Rothstein	26,500	$503,500
Capital Venture International	Capital Venture International c/o Heights Capital Management 101 California Street, Suite 3250 San Francisco, CA 94111 Fax: (415) 403-6525 Attn: Martin Hoe	52,632	$1,000,008
Highbridge International LLC	Highbridge International LLC c/o Highbridge Capital Management LLC 9 West 57th Street, 27th Floor New York, New York 10019 Fax: (212) 751-0755 Attn: Ari J. Storch / Adam J. Chill	52,632	$1,000,008
Hudson Bay Fund LP	120 Broadway 40th Floor New York, NY 10271 Fax: (212) 571-1279 Attn: Yoav Roth, May Lee	75,789	$1,439,991	Shulte Roth & Zabel LLP 919 Third Avenue New York, NY 10022 Attention: Eleazer Klein, Esq. Facisimile (212) 593-5955 Telephone: (212) 756-2376
Hudson Bay Overseas Fund Ltd	120 Broadway 40th Floor New York, NY 10271 Fax: (212) 571-1279 Attn: Yoav Roth, May Lee	82,106	$1,560,014	Shulte Roth & Zabel LLP 919 Third Avenue New York, NY 10022 Attention: Eleazer Klein, Esq. Facisimile (212) 593-5955 Telephone: (212) 756-2376
Iroquois Masterfund Ltd.	641 Lexington Ave 26th Floor New York, NY 10022 Fax: (212) 207-3452 Joshua Silverman	52,632	$1,000,000
LBI Group Inc.	Attn: Steven Fleisig 745 7th Ave 8th Floor New York, NY 10019 Fax: (212) 520-0202	184,211	$3,500,009
Marathon Global Convertible Master Fund	Marathon Global Convertible Master Fund c/o Marathon Asset Management LLC 461 Fifth Avenue 10th Floor New York, NY 10017	65,789	$1,250,000
Nite Capital LP	100 East Cook Ave Suite 201 Libertyville, IL 60048 Fax: (847) 968-2648 Attn: Keith Goodman	52,632	$1,000,008

(1) Buyer	(2) Address and Facsimile Number	(3) Number of Common Shares	(4) Purchase Price	(5) Legal Representative's Address and Facsimile Number
Portside Growth and Opportunity Fund	666 Third Ave. 26th Floor c/o Ramius Capital Group New York, NY 10017 Fax: (212) 201-4802 Attn: Jeffrey Smith / Owen Littman	131,579	$2,500,001

Schedule 3(a)
Subsidiaries

Name of Entity	Date of Establishment	Jurisdiction of Incorporation	Percentage of Ownership
Hainan Jinpan Electric Company, Ltd.	June 3, 1997	People’s Republic of China	85%
Jinpan International (USA) Limited	February 18, 1998	State of New York	100%
Wuhan Jinpan Electric Company Limited	September 28, 2006	People’s Republic of China	100% owned by Hainan Jinpan Electric Company, Ltd.

Schedule 3(k)

Dividends Declared or Paid Since January 1, 2006

On January 17, 2006, the Company declared a cash dividend of $0.24 per share. On February 28, 2006, the Company paid half of the dividend, $0.12 per share, to all holders of record as of February 10, 2006. The remainder of the dividend was paid on August 24, 2006, to all holders of record as of August 10, 2006.

Schedule 3(1)

Conduct of Business; Regulatory Permits

On September 27, 2005, the Company received a letter from the American Stock Exchange (the “Amex”) regarding the noncompliance by the company with Section 8.04(a) of the Amex Company Guide which requires that Board of Directors nominations must be either selected, or recommended for the Board’s selection, by a Nominating Committee comprised solely of independent directors or by a majority of independent directors, and Section 804(c) of the Company Guide which requires that each listed company must adopt a form charter or board resolution, as applicable, addressing the nominations process and such related matters as may be required under the federal securities laws.

On October 31, 2005, the Company received a letter from the Amex concluding that the Company had resolved the continued listing deficiency referenced in the September 27, 2005 letter.

Schedule 3(o)

Transactions With Affiliates

The Company will enter into a Joint Venture Purchase Agreement with Haikou Jinpan Special Transformer Works, a People’s Republic of China corporation registered in Haikou, Hainan Province (the “Minority Shareholder”), pursuant to which the Company will purchase the Minority Shareholders’ interest in Hainan Jinpan Electric Company Limited. The Company will use a portion of the proceeds from the sale of the Common Shares to purchase the interest from the Minority Shareholder. Certain directors and officers of the Company own interests in the Minority Shareholder, who in turn owns 15% of Hainan Jinpan Electric Company, Ltd., a subsidiary of the Company (the “Subsidiary”). Mr. Li Zhiyuan, Chairman, President and Chief Executive Officer of the Company, and Mr. Ling Xiangsheng, Vice Chairman and Vice President of the Company, own 3% and 2%, respectively, of the Minority Shareholder.

Schedule 3(q)

Indebtedness and Other Contracts

Name of Creditor	Type of Indebtedness	Credit Amount	Principal Outstanding as of December 4, 2006	Maturity Date	Security Status
Nan Yan Commercial Bank	Irrevocable Letter of Credit	US$6.0 Million	US$1.52 Million	August 18, 2007	Guaranteed by the Company
Bank of China	Irrevocable Letter of Credit	RMB 35 Million	RMB 0.83 Million	February 1, 2007	Unsecured
Bank of China	Working Capital	RMB 30 Million	RMB 20 Million	May 11, 2007	Unsecured
China Industrial Bank	Working Capital and Letter of Credit	RMB 110 Million	RMB 10 Million	October 18, 2007	Unsecured

Schedule 3(y)

Internal Accounting and Disclosure Controls

In connection with the audit of the Company’s consolidated financial statements for the year ended December 31, 2005, the Company and its independent public accounting firm, Grant Thornton, identified the following material weaknesses (as defined by the Public Company Accounting Oversight Board, Auditing Standard No.2) in the Company’s internal control over financial reporting:

•	A lack of appropriate segregation of duties in initiating journal entries and approval of entries.

•	The Company does not have adequate controls over financial reporting to ensure that materials errors do not occur in preparation.

Based on that evaluation, and taking into account the reportable conditions and material weaknesses, the Company’s Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures were not effective as of the end of the period covered by its Annual Report on Form 20-F for the year ended December 31, 2005.

EXHIBITS

Exhibit A	Form of Registration Rights Agreement
Exhibit B-1	Form of Company Counsel Opinion
Exhibit B-2	Form of Company Counsel Opinion
Exhibit B-3	Form of Company Counsel Opinion
Exhibit C	Form of Secretary's Certificate
Exhibit D	Form of Officer's Certificate
Exhibit E	Form of Lock-Up Agreement
Exhibit F	Form of Irrevocable Transfer Agent Instructions

EXHIBIT A

Form of Registration Rights Agreement

EXHIBIT B-1

Form of Company Counsel Opinion

EXHIBIT B-2

Form of Company Counsel Opinion

EXHIBIT B-3

Form of Company Counsel Opinion

EXHIBIT C

Form of Secretary's Certificate

JINPAN INTERNATIONAL LIMITED

SECRETARY’S CERTIFICATE

The undersigned hereby certifies that she is the duly elected, qualified and acting Secretary of JINPAN INTERNATIONAL LIMITED, a British Virgin Islands corporation (the "Company"), and that as such she is authorized to execute and deliver this certificate in the name and on behalf of the Company and in connection with the Securities Purchase Agreement, dated as of December 19, 2006, by and among the Company and the investors listed on the Schedule of Buyers attached thereto (the "Securities Purchase Agreement"), and further certifies in her official capacity, in the name and on behalf of the Company, the items set forth below. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement.

(i)  Attached hereto as Exhibit A is a true, correct and complete copy of the resolutions duly adopted by the Board of Directors of the Company at a meeting of the Board of Directors held on December 19, 2006. Such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect.

(ii)  Attached hereto as Exhibit B is a true, correct and complete copy of the Memorandum of Association of the Company, together with any and all amendments thereto, and no action has been taken to further amend, modify or repeal such Memorandum of Association, the same being in full force and effect in the attached form as of the date hereof.

(iii)  Attached hereto as Exhibit C is a true, correct and complete copy of the Articles of Association of the Company and any and all amendments thereto, and no action has been taken to further amend, modify or repeal such Articles of Association, the same being in full force and effect in the attached form as of the date hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of this __th day of December 2006.

Yuqing Jing Secretary

EXHIBIT D

Form of Officer's Certificate

The undersigned, Chief Executive Officer of JINPAN INTERNATIONAL LIMITED, a British Virgin Islands corporation (the "Company"), pursuant to the Securities Purchase Agreement, dated as of December 19, 2006, by and among the Company and the investors identified on the Schedule of Buyers attached thereto (the "Securities Purchase Agreement"), hereby represents and warrants to the Buyers as follows (capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement):

1. The representations and warranties made by the Company as set forth in Section 3 of the Securities Purchase Agreement are true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date of the Securities Purchase Agreement and the hereof as though made at that time (except for representations and warranties that speak as of a specific date, which are true and correct as of such date).

2. The Company has performed, satisfied or complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this certificate this __ day of December 2006.

Zhiyuan Li Chief Executive Officer

EXHIBIT E

Form of Lock-Up Agreement

December ___, 2006

[Buyers]]

Ladies & Gentlemen:

The undersigned, an officer and/or director] of Jinpan International Limited, a British Virgin Islands corporation (the "Company"), understands that ___________________
(the “Buyers”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the Company providing for the offering (the “Offering”) of shares (the “Common Shares”) of the Company’s common stock, par value $0.018 (the “Common Stock”). Contemporaneously with the execution and delivery of the Purchase Agreement the Company and the Buyers have executed a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to provide certain registration rights with respect to the Common Shares under the Securities Act of 1933, as amended. In recognition of the benefit of the Offering will confer upon the undersigned as [and an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Buyer, during a period of 30 days from the date of the Effective Date (as defined in the Registration Rights Agreement), directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, r file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, except for shares of Common Stock (i) sold to the Buyers pursuant to the Purchase Agreement, (ii) transferred pursuant to will, the laws of decent and distribution, or qualified domestic relations order, (iii) disposed of as bona fide gifts, and (iv) transferred to a trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; provided, however, that any shares of Common Stock transferred pursuant to items (iii) and (iv) of this letter shall be subject to the same 30 day restriction set forth in this letter and prior to such transfer.

Very truly yours, Signature: _____________________________ Print Name:____________________________

EXHIBIT F

TRANSFER AGENT INSTRUCTIONS

JINPAN INTERNATIONAL LIMITED

December __, 2006

American Stock Transfer & Trust Company
59 Maiden Lane
New York, NY 10038
Attention: [________________________]

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement, dated as of December __, 2006 (the "Agreement"), by and among Jinpan International Limited, Inc., a British Virgin Islands corporation (the "Company"), and the investors named on the Schedule of Buyers attached thereto (collectively, the "Holders"), pursuant to which the Company is issuing to the Holders shares (the "Common Shares") of Common Stock of the Company, par value $0.018 per share (the "Common Stock").

This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time) to issue shares of Common Stock upon transfer or resale of the Common Shares.

You acknowledge and agree that so long as you have previously received (a) written confirmation from the Company's general counsel that either (i) a registration statement covering resales of the Common Shares has been declared effective by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), or (ii) sales of the Common Shares have been made in conformity with Rule 144 ("Rule 144") under the 1933 Act or may be made in conformity with Rule 144(k) under the 1933 Act and (b) if applicable, a copy of such registration statement, then as promptly as practicable, you shall issue the certificates representing the Common Shares registered in the names of such transferees, and such certificates shall not bear any legend restricting transfer of the Common Shares thereby and should not be subject to any stop-transfer restriction; provided, however, that if such Common Shares are not registered for resale under the 1933 Act, sold under Rule 144 or able to be sold under Rule 144(k), then the certificates for such Common Shares shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

A form of written confirmation from the Company's outside legal counsel that a registration statement covering resales of the Common Shares has been declared effective by the SEC under the 1933 Act is attached hereto as Exhibit I.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at ____________.

Very truly yours,

JINPAN INTERNATIONAL LIMITED

By:	/s/
Name: Title:

THE FOREGOING INSTRUCTIONS ARE
ACKNOWLEDGED AND AGREED TO

this ___ day of December 2006

AMERICAN STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

Enclosures

cc:  [Buyers]

FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

[ ]
American Stock Transfer & Trust Company
59 Maiden Lane
New York, NY 10038
Attention: [                ]
Re:    Jinpan International Limited

Ladies and Gentlemen:

I am counsel to Jinpan International Limited, a British Virgin Islands corporation (the "Company"), and have represented the Company in connection with that certain Securities Purchase Agreement, dated as of December __, 2006 (the "Securities Purchase Agreement"), entered into by and among the Company and the buyers named therein (collectively, the "Holders") pursuant to which the Company issued to the Holders its shares of the Company's Common Stock, par value $0.018 per share (the "Common Stock"). Pursuant to the Securities Purchase Agreement, the Company also has entered into a Registration Rights Agreement with the Holders (the "Registration Rights Agreement") pursuant to which the Company agreed, among other things, to register the resale of the Registrable Securities (as defined in the Registration Rights Agreement), under the Securities Act of 1933, as amended (the "1933 Act"). In connection with the Company's obligations under the Registration Rights Agreement, on ____________ ___, 2006, the Company filed a Registration Statement on Form F-3 (File No. 333-_____________) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities which names each of the Holders as a selling stockholder thereunder.

In connection with the foregoing, I advise you that a member of the SEC's staff has advised me by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and I have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

This letter shall serve as our standing instruction to you that the shares of Common Stock are freely transferable by the Holders pursuant to the Registration Statement and may be issued without any legend. So long as you have not received a notice from legal counsel to the Company that the Registration Statement may not be used by the Holders, certificates may be issued free of any legends and you need not require further letters from us to effect any future legend-free issuance or reissuance of shares of Common Stock to the Holders as contemplated by the Company's Irrevocable Transfer Agent Instructions dated December __. 2006.

Very truly yours, [COUNSEL] By:_____________________

CC:    [LIST NAMES OF HOLDERS]